UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

August 28, 2007

SECURUS TECHNOLOGIES, INC.

(Exact name of Registrant as specified in charter)

Delaware	333-124962	20-0673095
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14651 Dallas Parkway, Suite 600

Dallas, Texas 75254-8815

(Address of principal executive offices)

(972) 277-0300

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Securus Technologies, Inc. (the “Company”) announces changes to its Board of Directors.  After several years of service, Richard E. Cree resigned from the Company’s Board of Directors, effective August 28, 2007.  In addition, Jeffery Charles McWey was elected to the Board of Directors of the Company effective August 31, 2007.

Mr. McWey is a consultant for Grove Consulting Group, Inc., an affiliate of H.I.G. T-Netix, Inc., the Company’s majority stockholder.  Mr. McWey has served in executive and consultant capacities at various companies over the past 12 years, including as executive vice president and chief marketing officer of Global Payments Inc. from 2001 to 2005.  From 1980 to 1994, Mr. McWey was employed by Dun & Bradstreet Corporation in a number of executive and management positions.

Mr. McWay replaces Mr. Sami Mnaymneh, who resigned from the Company’s and each of its subsidiaries’ Boards of Directors, effective August 31, 2007.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits	Exhibit 99.1	Letter of Resignation of Richard Cree
	Exhibit 99.2	Letter of Resignation of Sami Mnaymneh

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